Exhibit 10.1

PURCHASE AGREEMENT

This Purchase Agreement (the “Agreement”) is made as of the 23rd day of August, 2017 (the “Effective Date”), by and between Retractable Technologies, Inc. (the “Company”), a Texas corporation, and Thomas J. Shaw (the “Purchaser”).

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, One Million (1,000,000) shares of the Company’s common stock, no par value (the “Common Stock”), as set forth in this Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

SECTION 1.                         Authorization of Sale of the Shares.  Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale of up to Three Million (3,000,000) shares (the “Shares”) of Common Stock, of which Shares, One Million (1,000,000) remain available for purchase.

SECTION 2.                         Agreement to Sell and Purchase the Shares.  At the Closing (as defined in Section 3), the Company will, subject to the terms of this Agreement, issue and sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, One Million (1,000,000) Shares at Fifty-Seven and One-Hundredth Cents ($0.5701) per share, the closing price of the Shares on the Effective Date, for an aggregate purchase price of Five Hundred Seventy Thousand One Hundred Dollars ($570,100.00).

SECTION 3.                         Delivery of the Shares at the Closing.  The completion of the purchase and sale of the Shares (the “Closing”) shall occur at the offices of Krage & Janvey, L.L.P., 2100 Ross Avenue, Suite 2600, Dallas, TX 75201, simultaneously with the execution of this Agreement, or on such later date or at such different location as the parties shall agree (the date on which the Closing occurs, the “Closing Date”).

At the Closing, the Purchaser shall deliver, in immediately available funds, the full amount of the purchase price for the Shares being purchased and the Company shall deliver to the Purchaser, one or more stock certificates registered in the name of the Purchaser, or in such nominee name(s) as designated by the Purchaser in writing, and bearing an appropriate legend referring to the fact that the Shares were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereof.

SECTION 4.                         Representations, Warranties, and Covenants of the Company.  The Company hereby represents and warrants to and covenants with the Purchaser as follows:

4.1                               Organization and Qualification.  The Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the state of Texas and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required.

4.2                               Issuance, Sale, and Delivery of the Shares.  The issuance and sale of the Shares have been duly authorized by the Company and the Shares, when issued, delivered and paid for in the manner set forth in this Agreement, will be validly issued, fully paid and nonassessable.  No preemptive rights, commitments, rights of first offer or refusal, anti-dilution rights, rights of participation or any other rights to subscribe for or purchase any shares of Common Stock of the Company exist with respect to the issuance and sale of the Shares by the Company pursuant to this Agreement.  No further approval or authority of the Company’s stockholders or the Board of Directors of the Company (the “Board”) will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.

4.3                               Due Execution, Delivery, and Performance of this Agreement.  The Company has full legal right, corporate power, and authority to enter into this Agreement and perform the transactions contemplated hereby.  This Agreement has been duly authorized, executed, and delivered by the Company.  This Agreement constitutes a legal, valid, and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to or affecting the enforcement of creditors’ rights and the application of equitable principles relating to the availability of remedies.  The execution and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not violate any provision of the certificate of incorporation or bylaws of the Company and will not result in the creation of any lien, charge, security interest, or encumbrance upon any assets of the Company pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself, or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit, or other instrument to which any of the Company is a party or by which the Company may be bound or affected, any material statute or any authorization, judgment, decree, order, rule, or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Company.  No consent, approval, authorization, or other order of any court, regulatory body, administrative agency or other governmental agency or body is required for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, except for compliance with the blue sky laws and federal securities laws applicable to the offering of the Shares and such as may be required by the NYSE American LLC.

4.4                               Brokers and Finders.  No brokerage or finder’s fees or commissions are, or will be, payable by the Company to any broker, financial advisor, or consultant, finder, placement agent, investment banker, bank, or other Person with respect to the transactions contemplated hereby.

SECTION 5.                         Representations, Warranties and Covenants of the Purchaser. Purchaser represents and warrants to, and covenants with, the Company that:

5.1                               Experience. (i) The Purchaser is knowledgeable, sophisticated and experienced in financial and business matters and is qualified to make decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and comparable entities, has the ability to bear the economic risks of an investment in the Shares; (ii) the Purchaser is acquiring the Shares for his own account, for investment only, and with no present intention of distributing any of such Shares, or any arrangement or understanding with any other Person, regarding the distribution of such Shares (this representation and warranty not limiting the Purchaser’s right to sell in compliance with the Securities Act and the rules and regulations of the Commission promulgated thereunder); (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer, or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, nor will the Purchaser engage in any short sale that results in a disposition of any of the Shares, except in compliance with the Securities Act and the rules and regulations of the Commission promulgated thereunder and any applicable state securities laws; (iv) the Purchaser will comply with the applicable requirements of any exemption from the Securities Act; (v) the Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act; and (vi) as the chief executive officer of the Company, the Purchaser is well acquainted with the operations and risks of the Company.

5.2                               Reliance on Exemptions.  The Purchaser understands that the Shares are being offered and sold to him in reliance upon specific exemptions from the registration requirements of the Securities Act, the rules and regulations of the Commission promulgated thereunder and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

5.3                               Confidentiality.  The Purchaser agrees to keep confidential all information concerning this private placement. The Purchaser acknowledges that he is prohibited from reproducing or distributing this Agreement, or any other offering materials, or other information provided by the Company in connection with the Purchaser’s consideration of his investment in the Company, in whole or in part, or divulging or discussing any of their contents, except to his financial, investment, or legal advisors in connection with his proposed investment in the Shares.  The Purchaser understands that the federal securities laws impose restrictions on trading based on material, non-public information.  These confidentiality obligations will terminate upon the earlier of (i) filing by the Company of a press release or press releases and a report or reports pursuant to the Exchange Act, describing this offering and/or containing a copy of this Agreement and related materials or (ii) 10 days after the date of this Agreement.  The foregoing agreements shall not apply to any information that is, or becomes, publicly available through no fault of the Purchaser, or that the Purchaser is legally required to disclose; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other government order, or any other applicable legal procedure, he shall, if practicable, provide the Company with prompt notice of any such request or order in time sufficient to enable the Company to seek an appropriate protective order.

5.4                               Investment Decision.  The Purchaser understands that nothing in the Agreement, or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares, constitutes legal, tax, or investment advice.

5.5                               Risk of Loss.  The Purchaser understands that his investment in the Shares involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of, and understands the risk factors related to, the Purchaser’s purchase of the Shares, including, but not limited to, those set forth under the caption “Risk Factors” in the Annual Report on Form 10-K filed by the Company with the Commission on March 31, 2017.  The Purchaser understands that the market price of the Common Stock has been volatile and that no representation is being made as to the future value of the Common Stock.

5.6                               Legend.  The Purchaser understands that, until such time as a registration statement as to the Shares has been declared effective, or the Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares will bear a restrictive legend in substantially the following form: “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY’S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.”

5.7                               Organization; Validity; Enforcements.  The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority, and capacity to enter into this Agreement and to consummate the transactions contemplated hereby, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not conflict with, result in the material breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit, or other instrument to which the Purchaser is a party or, any statute, or any authorization, judgment, decree, order, rule, or regulation of any court or any regulatory body, administrative agency, or other governmental agency, or body applicable to the Purchaser, (iii) no consent, approval, authorization, or other order of any court, regulatory body, administrative agency, or other governmental agency or body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws of general application relating to, or the enforcement of, creditor’s rights and the application of equitable principles relating to the availability of remedies, and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into, or engaging in, any of the transactions contemplated by this Agreement.

SECTION 6.                         Notices.  All notices, requests, consents, and other communications hereunder shall be in writing, shall be mailed by first class mail, overnight carrier, or hand delivery, and shall be deemed given when so delivered and shall be delivered as addressed as follows:

(a)                                 if to the Company, to:

Retractable Technologies, Inc.

511 Lobo Lane

Little Elm, TX 75068

Attn: Mr. Douglas W. Cowan

With a copy to:

Krage & Janvey, L.L.P.

2100 Ross Avenue

Suite 2600

Dallas, TX 75201

Attn: Valerie P. Thomas, Esq.

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

(b)                                 if to the Purchaser, to:

Mr. Thomas J. Shaw

511 Lobo Lane

Little Elm, TX 75068

or to such other person at such other place as the Purchaser shall designate to the Company in writing.

SECTION 7.                         Changes; Waiver.  This Agreement may not be modified or amended, and no provision of this Agreement may be waived, except pursuant to an instrument in writing signed by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  Any amendment or waiver effected in accordance with this Section 7 shall be binding upon the holder of any securities purchased under this Agreement, each future holder of all such securities, and the Company.  No waiver of any default, with respect to any provision, condition, or requirement of this Agreement will be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor will any delay or omission of any party to exercise any right hereunder, in any manner, impair the exercise of any such right.

SECTION 8.                         Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 9.                         Severability.  In case any provision contained in this Agreement should be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 10. Texas Law to Apply. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUDING ANY CONFLICTS-OF-LAW RULE OR PRINCIPLE OF TEXAS LAW THAT MIGHT REFER THE GOVERNANCE, CONSTRUCTION OR INTERPRETATION OF THIS AGREEMENT TO THE LAWS OF ANOTHER STATE).

SECTION 11.                  WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY.

SECTION 12.                  Counterparts.  This Agreement may be executed in multiple counterparts, as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement.  Facsimile signatures or signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement.

SECTION 13.                  Entire Agreement.  This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant, or undertaking with respect to such matters.  Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants, or agreements outside of this Agreement.

SECTION 14.                  Fees and Expenses.  The Company and the Purchaser shall pay their own respective fees and expenses related to the transactions contemplated by this Agreement.

SECTION 15.                  Further Assurances.  Each party agrees to cooperate fully with the other party and to execute such further instruments, documents, and agreements and to give such further written assurance as may be reasonably requested by the other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

RETRACTABLE TECHNOLOGIES, INC.

By:	/s/ Douglas W. Cowan
	Name:	Douglas W. Cowan
	Title:	Vice President and Chief Financial Officer

/s/ Thomas J. Shaw
THOMAS J. SHAW
State of Residence: Texas